UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008 (March 4, 2008)

ISLE OF CAPRI CASINOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On March 5, 2008, the Registrant reported its earnings for the three and nine months ended January 27, 2008.  A copy of the press release of the Registrant is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information, including Exhibit 99.1 attached hereto, being provided pursuant to this Item 2.02 in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information being provided pursuant to this Item 2.02 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2008, Isle of Capri Casinos, Inc. (the “Company”) entered into an Employment Agreement with James B. Perry, which provides that Mr. Perry will serve as the Company’s Executive Vice Chairman and Chief Executive Officer.  Mr. Perry is expected to assume his new position with the Company on or about March 10, 2008.  His appointment is subject to regulatory approval.  Mr. Perry succeeds Bernard Goldstein as the Company’s Chief Executive Officer.  Mr. Goldstein will remain the Company’s Chairman of the Board, and will cease being the Company’s Chief Executive Officer upon the commencement of Mr. Perry’s employment.

Mr. Perry, age 58, has been serving as a director of the Company since July, 2007.  From July, 2005 until July 1, 2007, Mr. Perry served as the President and Chief Executive Officer of Trump Entertainment Resorts, Inc.   Mr. Perry also served as a director of Trump Entertainment and Resorts, Inc. from May, 2005 until July 1, 2007.  Mr. Perry was President of Argosy Gaming Company from April 1997 through July 2002 and Chief Executive Officer of Argosy Gaming Company from April 1997 through May 2003. Mr. Perry also served as a member of the Board of Directors of Argosy Gaming Company from 2000 to July 2005.

A copy of the Company’s employment agreement with Mr. Perry dated March 4, 2008 (the “Employment  Agreement”), which becomes effective upon the commencement of his employment with the Company and which describes the terms of Mr. Perry’s employment with the Company, is attached to this Form 8-K as Exhibit 10.1 and is  incorporated herein by this reference.  The following is a summary of Mr. Perry’s compensation, as provided in the Employment Agreement:

•                  Base salary of $800,000 per year;

•                  Eligibility to receive an annual cash bonus beginning in fiscal 2008 based on the achievement of performance targets set by the Compensation Committee of the Board of Directors of the Company, provided that Mr. Perry shall receive a minimum annual bonus equal to at least 60% of his base salary if he meets the minimum targets.

•                  An initial stock option grant of 500,000 shares, vesting 20% per year on the first, second, third, fourth and fifth anniversaries of the grant date; for vesting purposes only, Mr. Perry’s options granted in this initial grant shall continue to vest in accordance with the foregoing schedule for such period following the termination of his employment as he remains a director of the Company.

•                  Eligibility to participate in the Company’s 2000 Long-Term Stock Incentive Plan and other stock option plans, if any, established by the Company, to the extent that similarly situated executives of the Company participate in such plans.

•                  Reimbursement for reasonable and necessary out-of-pocket in connection with the performance of his duties.

•                  Eligibility to participate in the Company’s benefit plans or programs as are or may be made generally available to employees of the Company and those made available to officers of the Company.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated March 4, 2008
99.1	Press Release for 3rd Quarter Fiscal 2008, dated March 5, 2008

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: March 10, 2008	By:	/s/DALE BLACK
	Name:	Dale Black
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement dated March 4, 2008
99.1	Press Release dated March 5, 2008